                                                                     EXHIBIT 5.1


                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764

                                                             MAILING ADDRESS:
                            TELECOPIER (713) 228-1331         P.O. BOX 4744
                            TELEPHONE (713) 226-0600      HOUSTON, TX 77210-4744


                               September 24, 2004

Mission Resources Corporation
1331 Lamar, Suite 1455
Houston, Texas 77010-3039

Ladies and Gentlemen:

         We have acted as counsel for Mission Resources Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below) in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form S-3 (the "Registration Statement") for the offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $150,000,000 of (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") of the Company, consisting of notes, debentures or other evidences of indebtedness (including Debt Securities issued upon exercise, exchange or redemption of securities providing for such issuance); (ii) shares of common stock, par value $.01 per share, of the Company ("Common Stock") (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance); (iii) shares of preferred stock, par value $.01 per share, of the Company ("Preferred Stock") (including shares issued upon exercise, conversion, exchange or redemption of, or payment of distributions or dividends on, securities providing for such issuance); (iv) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"); (v) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase Securities (as defined below); (vi) units ("Units") consisting of Debt Securities, Common Stock, Preferred Stock, Warrants (defined below), Purchase Contracts or any combination of the foregoing; (vii) warrants to purchase Debt Securities, Preferred Stock, Common Stock, Purchase Contracts or Units (the "Warrants"); and (viii) guarantees of Debt Securities, Warrants, Purchase Contracts and Units (the "Guarantees," and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Warrants, each a "Security" and collectively the "Securities") that may be issued from time to time by Black Hawk Oil Company, Mission Holdings LLC, and Mission E&P Limited Partnership (each a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors"), all as more fully described in the Registration Statement.

         We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of (i) the Registration Statement (including the exhibits thereto); (ii) the certificate of incorporation, as amended (the "Certificate of Incorporation"), and the bylaws, as amended (the "Bylaws") of the Company, (iii) the corporate proceedings of the Company and the Subsidiary Guarantors, (iv) the forms of Indentures filed as Exhibits 4.10 and 4.11 to the Registration Statement, and (v) all of the certificates, agreements and documents that we have considered relevant and necessary as a basis

Mission Resources Corporation
September 24, 2004
Page 2 of 7


for the opinions expressed in this letter. In addition, we have made those other examinations of law in fact as we considered necessary to form a basis for our opinions.

         As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Company.

         In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals,
(iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

         1. With respect to Debt Securities to be issued under the Indentures, when (a) the applicable Indenture and any supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and the Subsidiary Guarantors, if any, (b) the Board (defined below) or, to the extent permitted by applicable law, or duly constituted active committee thereof (such board of directors or committee to be hereinafter referred to as the "Board") has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable supplemental Indenture, then such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. With respect to Guarantees of Debt Securities issued by a Subsidiary Guarantor (a "Debt Guarantee"), when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and such Subsidiary Guarantor, (b) all necessary corporate or other action by such Subsidiary Guarantor has been taken to authorize the issuance and the specific terms of such Debt Guarantees, the terms of the offering thereof and related matters and (c) such Debt Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture,

Mission Resources Corporation
September 24, 2004
Page 3 of 7


            such Debt Guarantees will be legally issued and will constitute valid and binding obligations of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with their terms.

         3. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

         4. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a "Certificate of Designations") and the filing of the Certificate of Designations as required by applicable law and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

         5. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company pursuant to the depositary agreement, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable depositary agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the depositary agreement, then the Depositary Shares will be legally issued.

Mission Resources Corporation
September 24, 2004
Page 4 of 7


         6. With respect to Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (c) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement, then the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. With respect to Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Purchase Contracts, the terms of the offering thereof and related matters and (b) such Purchase Contracts and agreements relating to the Purchase Contracts have been duly executed and delivered in accordance with the terms thereof, then such Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         8. With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters and (b) such Units and agreements relating to the Units have been duly executed and delivered in accordance with the terms thereof, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         9. With respect to Guarantees of Warrants, Purchase Contracts or Units (the "Additional Guarantees"), when (a) all necessary corporate or other action has been taken to authorize the issuance and the specific terms of such Additional Guarantees, the terms of the offering thereof and related matters and (b) the applicable guarantee agreement has been duly executed and delivered and the applicable Warrants, Purchase Contracts and/or Units, as the case may be, have been duly issued and delivered by the Company, such Additional Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors.

         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

         a. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all

Mission Resources Corporation
September 24, 2004
Page 5 of 7


            applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement;
            (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vi) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Units, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (ix) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Subsidiary Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

Mission Resources Corporation
September 24, 2004
Page 6 of 7


         b. In rendering the opinions in paragraphs 1 and 2, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture.

         c. The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

         d. We express no opinion with respect to (i) the enforceability of the provisions in the Indentures, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws or (iii) the enforceability of Section 110 of the Indentures.

         e. The opinions expressed in this letter are limited to the laws of the States of Texas and New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Mission Resources Corporation
September 24, 2004
Page 7 of 7


         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                                 Very truly yours,

                                                 /s/ Porter & Hedges, L.L.P.
                                                 -------------------------------
                                                 PORTER & HEDGES, L.L.P.